UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

HANDY & HARMAN LTD.
(Exact name of registrant as specified in its charter)

Delaware	1-2394	13-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 9, 2016, following the previously announced acquisition of SL Industries, Inc. (“SLI”) by Handy & Harman Ltd. (“HNH”), the Board of Directors of HNH appointed SLI’s President & Chief Executive Officer, William T. Fejes, Jr., to the role of co-President & Chief Executive Officer of Handy & Harman Group Ltd. (“Group”), and also named him Senior Vice President (“SVP”) of HNH, and will be an executive officer of HNH. Jeffrey A. Svoboda, currently SVP of HNH and President & Chief Executive Officer of Group, will also serve as co-President & Chief Executive Officer of Group and remain an executive officer of HNH for a transitional period ending in October 2016, and in the meantime will immediately assume responsibilities as Vice Chairman of the general partner of Steel Partners Holdings L.P. (“Steel Partners Holdings”). Steel Partners Holdings owns approximately 70% of HNH’s outstanding common stock.

Prior to being appointed co-President & Chief Executive Officer of Group, Mr. Fejes, age 60, has served as President and CEO of SLI since June 29, 2010. From 2007 until April 2010, Mr. Fejes was the Chief Operating Officer of Seakeeper, Inc., a company that designs, manufactures and markets motion stabilization equipment for boats under 50 meters in length. Prior to joining Seakeeper, Inc., Mr. Fejes was the President and CEO of TB Wood’s Corporation (“TB Wood’s”), a public company that designs, manufactures and markets industrial power transmission components, with plants in the United States, Mexico and Italy, from 2004 to 2007, and was a director of TB Wood’s from 2004 to 2005. Mr. Fejes also held various executive and management roles at Danaher Corporation, a public company that designs, manufactures and markets industrial and consumer products, for 18 years. From March 2009 to February 2015, Mr. Fejes served as a director of Broadwind Energy, a public company for which he also served as the Chairman of the Governance / Nominating Committee, as a member of the Audit and as a member of the Compensation Committees. From 2008 to 2010, Mr. Fejes was a Director of Automation Solutions, Inc., a privately held distributor of factory automation equipment.

Mr. Fejes will not receive any salary from HNH as his services are provided to HNH pursuant to a previously disclosed Management Services Agreement entered on January 1, 2012 (as amended, the “Management Services Agreement”) with SP Corporate Services LLC (“SP Corporate”), a subsidiary of Steel Partners Holdings, pursuant to which SP Corporate provided HNH with continued executive and corporate services. The Management Services Agreement was amended and restated effective February 23, 2016 to have Steel Services Ltd., also a subsidiary of Steel Partners Holdings, furnish the services to HNH and to make certain other changes. Mr. Fejes’ prior employment agreement with SLI has also been assigned to Steel Services Ltd.

On June 14, 2016, the Company issued a press release announcing the management changes described herein.  The full text of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Exhibit Description

99.1	Press release issued on June 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDY & HARMAN LTD.

Dated: June 14, 2016	By:	/s/ Douglas B. Woodworth
	Name:	Douglas B. Woodworth
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibits

99.1	Press release issued on June 14, 2016.